UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 7, 2010
The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 290-6000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Compensation Arrangement.
On December 7, 2010, the independent members of the Board of Directors of The Medicines Company (the “Company”) approved the payment of a special bonus to Clive A. Meanwell, the Company’s Chief Executive Officer and Chairman, in recognition of his extraordinary efforts and significant accomplishments to date related to the Angiomax patent term extension matter. The special bonus awarded to Dr. Meanwell is in the amount of $300,000, payable in the fourth quarter of 2010, and grants of 29,542 shares of the Company’s restricted stock and a stock option to purchase 15,620 shares of the Company’s common stock. The restricted stock and option awards were granted under the Company’s Amended and Restated 2004 Stock Incentive Plan. The restricted stock and stock option will vest one year from their grant date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date: December 9, 2010	By:	/s/ Glenn P. Sblendorio
Glenn P. Sblendorio
Executive Vice President and Chief Financial Officer